THIRD AMENDMENT TO INTEGRATED LICENSE AGREEMENT

This Third Amendment to Integrated License Agreement (the “January 2022 Amendment”) is entered into as of January 31, 2022 (the “Effective Date”), by and between Cell Science Holding Ltd., a limited liability company organized and existing under the laws of the Republic of Cyprus  (“Cell Science”), having its principal office at Panteli Katelari 18A, Agios Ioannis, Limassol, 3012 Cyprus, and Bakhu Holdings, Corp., a Nevada corporation (“Bakhu”), having its principal office at One World Trade Center, Suite 130, Long Beach, CA 90831.

PREMISES

A.Whereas, Cell Science and Bakhu are parties to that certain Patent and Technology License Agreement dated December 20, 2018 (the “Original License Agreement”), which on December 31, 2019, was merged with and into the Amended and Restated Patent and Technology License Agreement (together, the “Restated License Agreement”). In the Restated License Agreement, Cell Science is referred to as the Licensor and Bakhu is referred to as the Licensee.

B.Whereas, the Restated License Agreement was amended by that certain Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of September 22, 2020 (the “September 2020 Amendment”).

C.Whereas, the Restated License Agreement was further amended by that certain First Amendment of the Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of February 8, 2021 (the “February 2021 Amendment”), which increased the Released Shares as defined in the September 2020 Amendment, from 20,000,000 shares to 26,000,000 shares.

D.Whereas, the Restated License Agreement was further amended by that certain Second Amendment to the Amended and Restated Patent and Technology License Agreement entered into as of July 12, 2021 (the “July 2021 Amendment”), which amended and restated Exhibit 1 to the Restated License Agreement entitled “Revised Laboratory Testing Requirements for Section 4.2” and further amended the Restated License Agreement, as subsequently amended, by merging all amendments into a single integrated agreement that, together with the related documents to be executed and delivered as provided in such agreement and amendments, are referred to as the “Integrated License Agreement.”

E.Whereas, under the Revised Laboratory Testing Requirements (the “Efficacy Demonstration”), the actual test results from the five bioreactors, confirmed by an independent laboratory, demonstrated successful completion of the Efficacy Demonstration results from each of those five bioreactors with Percentage Achievement of greater than 100% of the agreed target standards for quantity, quality and cost.

F.Whereas, pursuant to the Integrated License Agreement, upon determination of the greater than 100% Percentage Achievement of the Efficacy Demonstration:

(i)all 184,000,000 Contingent Shares subject to return to Bakhu were released to their owners and not be subject to return or cancellation;

(ii)Bakhu and Cell Science were to calculate the net principal amount of the one-time payment of U.S. $3.5 million, as reduced by an amount equal to all cash and expense advances to Cell Science representatives to the Science Team (the “One-time Payment”), to reflect the principal amount of the promissory note (the “One-time Payment Note”), and Bakhu was to execute and deliver to Cell Science the One-time Payment Note, with interest specified at

January 2022 Amendment Page 1

the lowest applicable federal rate permitted to avoid the imputation of interest under the U.S. Internal Revenue Code, which One-time Payment Note shall be due and payable on or before the date that is one year from the date of the One-time Payment Note; and

(iii)Upon Bakhu’s delivery of the One-time Payment Note Bakhu, will record the form of Patent and Technology License previously executed and delivered concurrently with the July 2021 Amendment.

G.Whereas, in the course of the preparation of Bakhu’s financial statements to be audited for inclusion in Bakhu’s Annual Report on Form 10-K for its fiscal year ended July 30, 2021 (the “Form 10-K”), Bakhu determined that with the achievement of efficacy on July 12, 2021, the amount of the offset against the $3.5 million (the “One-Time Payment”) needed to be determined to arrive at the net amount of the One-time Payment Note payable by Bakhu to the Licensor.

H.Whereas, in undertaking to review and ascertain the offset against the One-time Payment Note, Bakhu and Cell Science were unable to agree on the nature and amount of the expense advances to Cell Science representatives to the Science Team, as defined in the Integrated License Agreement, to be offset against the principal amount of the One-time Payment Note.

I.Whereas, Cell Science and OZ Corporation, are parties to that certain Research and Development Agreement dated March 8, 2019, as amended March 12, 2020, (the “VO Leasing R&D Agreement”) between VO Leasing Corp., a California corporation, the OZ Corporation, and Cell Science. Pursuant to the VO Leasing Agreement, Cell Science and OZ Corporation lease the premises located at 15614 Oxnard Avenue, Sherman Oaks, California (the “Facility”), for use as the laboratory at which research and development of the intellectual property and licensed science covered by the Integrated License Agreement were to be and are conducted.

J.Whereas, Cell Science and OZ Corporation are the owners of the all of the tangible and intangible personal property relating to the laboratory located at the facility, excluding the intellectual property and licensed science covered by the Integrated License Agreement.

K.Whereas, as contemplated by the Integrated License Agreement, OZ Corporation, a principal stockholder of Cell Science, paid and incurred costs and expenses to financially support research and development and work at the Facility on the Efficacy Demonstration for the benefit of Cell Science and Bakhu. The amounts paid or incurred by OZ Corporation respecting activities at the facility related to the acquisition or use of equipment, supplies, consumables, compensation, and other costs and expenses, are evidenced by and being repaid by Bakhu pursuant to the Promissory Note dated August 1, 2019 (the “OZ Note”).  In consideration of Bakhu’s repayment of the amounts under the OZ Note and in order to vest full title in Bakhu of the tangible and intangible personal property relating to the laboratory located at the Facility (excluding the intellectual property and licensed science covered by the Integrated License Agreement), OZ Corporation has agreed to join Cell Science in the execution and delivery of the Lease Assignment (as defined below) and the Lab Assignment (as defined below).

L.Whereas, as a result of negotiations, the Parties have reached a resolution that they believe to be fair and equitable, and by this January 2022 Amendment now desire to further amend the Integrated License Agreement and to incorporate this January 2022 Amendment into the Integrated License Agreement.

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M.Whereas, in the review of the Integrated License Agreement Bakhu and Cell Science have mutually determined and agreed that Sections 2.5, 7.3 and 7.4 of Restated License Agreement, as subsequently amended, by merging all amendments into the Integrated License Agreement, contained contradictory and inconsistent language and desire to amend the Integrated License Agreement to correct such language and error, and to incorporate this January 2022 Amendment into the Integrated License Agreement.

AGREEMENT

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.Terms.  All capitalized terms used and not otherwise defined herein shall have the same meanings as are given to such terms in the Integrated License Agreement, unless expressly provided otherwise in this January 2022 Amendment. This January 2022 Amendment shall be deemed to be incorporated in the Integrated License Agreement.

2.Acknowledgement of Satisfaction of Efficacy Demonstration.  Bakhu and Cell Science acknowledge and agree that the requirements of the Efficacy Demonstration were successfully achieved on July 12, 2021, and the Percentage Achievement was greater than 100% of the agreed target standards under the Integrated License Agreement.

3.Amendment and Agreement Regarding One-Time Payment Note. Notwithstanding anything to the contrary contained therein, the Integrated License Agreement is amended to reflect, and the parties agree that there shall be no reduction and offset against the One-time Payment. Currently herewith Bakhu shall execute and deliver to Cell Science, the One-time Payment Note in the principal amount of $3,500,000 (the “One-Time Payment Note”) in the form of Exhibit 1 attached hereto, with simple interest accruing thereon at the applicable federal short-term annual rate of 0.44% under IRC Section 1274(d), from the date of execution.  All unpaid principal and accrued and unpaid interest will be due and payable on or before the first anniversary date of the One-Time Payment Note.

4.Assignment of VO Leasing R&D Agreement and Laboratory Related Assets.  In lieu of any offset and reduction against the One-Time Payment Note, Cell Science agrees to convey, grant, transfer, assign and deliver to Bakhu, and OZ Corporation has agreed to join Cell Science and convey, grant, transfer, assign and deliver to Bakhu, all of their right, title and interest:

(a)under the VO Leasing R&D Agreement; and

(b)in and to all tangible and intangible person property (excluding the intellectual property and licensed science covered by the Integrated License Agreement) contained in or appurtenant to the laboratory located at the Facility, including without limitation (i)  all equipment, machinery, tools, bioreactors, instruments, accessories, furniture, fixtures,  inventory, raw materials and supplies, work in progress, parts, racks, other components, books, records, laboratory notes, manuals, documentation, and anything relating to the foregoing, located at the Facility or elsewhere, now owned or later acquired, (ii) any and all operating and use permits and all rights and privileges thereunder, (iii) all supplier lists, vendor lists, existing rental and other contracts and tangible and intangible personal property; (iv) other asset of every nature, kind and description, to the extent related directly or indirectly to, or necessary for, the operations and conduct of research and development at the Facility; and (v) any and all permits, licenses or leases to use or access any of the foregoing, the rights and benefits under contracts related to use or operation of the Facility, and related intangibles.

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(c)In furtherance of such assignment of all right, title and interest under the VO Leasing R&D Agreement, set forth in Section 4(a), currently herewith Cell Science shall execute and deliver, and cause OZ Corporation to join in, execute and deliver, to Bakhu, the Landlord Consent to Assignment and Assumption of Lease and Release of Assignor (the “Lease Assignment”) in the form of Exhibit 2 attached hereto, and such other confirmatory documents as Bakhu may reasonably request for the use and enjoyment of the same. Cell Science, OZ Corporation and Bakhu shall together facilitate the Landlord’s consent to said assignment.

(d)In furtherance of such assignment and conveyance tangible and intangible person property contained in or appurtenant to the laboratory located at the Facility set forth in Section 4 and Bakhu’s assumption of the obligations related thereto, currently herewith Cell Science shall execute and deliver, and OZ Corporation shall join in, execute and deliver, to Bakhu, and Bakhu will execute and deliver to Cell Science and OZ Corporation, the Assignment, Bill of Sale and Assumption (the “Lab Assignment”) in the form of Exhibit 3 attached hereto and such other confirmatory documents as Bakhu may reasonably request in order to transfer to and vest in Bakhu the full right, title, and interest of Cell Science and OZ Corporation, in the foregoing described (b) above, and the use and enjoyment of the same.

5.Acknowledgement and Confirmation. Cell Science hereby acknowledges and certifies to Bakhu, and its stockholders, successors and assigns, and Bakhu hereby acknowledges and certifies to Cell Science, and its stockholders, successors and assigns, that (a) the Integrated License Agreement is not in default, is enforceable in accordance with its terms, is valid and in full force and effect on the Effective Date hereof, there are no other agreements written or verbal further amending or modifying the Integrated License Agreement, and there exist no events of default that, with notice or the passage of time or both, would constitute an event of default under the Integrated License Agreement; (b) the Integrated License Agreement represents the entire agreement between Cell Science and Bakhu with regard to the license of licensed technology and intellectual property thereunder; (c) on the date hereof there is no existing default or unfulfilled obligations on the part of Bakhu or Cell Science in any of the terms and conditions of the Integrated License Agreement; (d) there are no actions, voluntary or involuntary, pending against Cell Science or Bakhu under the bankruptcy laws of the United States or equivalent laws of any foreign jurisdiction, for debtor relief, (e) there are no existing, pending or threatened lawsuits by or against Cell Science affecting the licensed technology and intellectual property which is the subject of the Integrated License Agreement, (f) there are no existing, pending or threatened lawsuits by or against Bakhu affecting the licensed technology and intellectual property which is the subject of the Integrated License Agreement, and (g) there are no existing, pending or threatened lawsuits by or between Cell Science and Bakhu relating directly or indirectly to the Integrated License Agreement, and rights of Bakhu to use the licensed technology and intellectual property which is the subject of the Integrated License Agreement.

6.Condition Precedent.  This January 2022 Amendment and agreements and covenants contained herein are conditioned upon the concurrent execution and delivery (a) by Bakhu of the One-Time Payment Note attached as Exhibit 1 to Cell Science, (b) by Cell Science, OZ Corporation, Bakhu and Landlord of the Lease Assignment attached as Exhibit 2, and (b) by Cell Science, OZ Corporation and Bakhu of the Lab Assignment attached as Exhibit 3.

7.Transfer of Assigned Contracts.  To the extent that the assignment of any VO Leasing R&D Agreement as provided in Section 4(c) or any agreement or contract associated with the tangible and intangible person property as provided in Section 4, requires the consent, approval, or waiver of a third party, this January 2022 Amendment and any conveyance to be executed pursuant hereto shall not constitute an assignment of the same if an attempted assignment would constitute a breach thereof.  Cell Science shall use, and will cause OZ Corporation to use, its best efforts to obtain a written consent, approval, or waiver of any such other party or parties to the assignment. In the event that any such

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consent, approval, or waiver is not obtained, Cell Science and Bakhu will, and Cell Science will cause OZ Corporation to, cooperate in an arrangement reasonably satisfactory to Bakhu under which Bakhu would obtain, to the extent practicable, the claims, rights, and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to Bakhu, or under which Cell Science and/or OZ Corporation would enforce for the benefit of Bakhu, with Bakhu assuming and indemnifying Cell Science and OZ Corporation respecting the obligations of Cell Science and OZ Corporation, any and all claims, rights, and benefits of Cell Science and OZ Corporation against a third party thereto.  Bakhu shall use its commercially reasonable best efforts to collaborate with and support the effort of Cell Science and OZ Corporation in seeking such required consents, approvals, or waivers.  The terms and conditions of any agreement entered into by Cell Science, OZ Corporation, Bakhu and any other party in connection with a consent to the assignment of the VO Leasing R&D Agreement as provided in Section 4 or any agreement or contract associated with the tangible and intangible personal property as provided in Section 4 (a “Consent Agreement”) shall not supersede or override the terms and conditions of this January 2022 Amendment.  If there is a conflict between the terms and conditions set forth in this January 2022 Amendment and a Consent Agreement, then between Cell Science and Bakhu the provisions of this January 2022 Amendment shall control the rights and obligations of Cell Science and Bakhu.

8.Amendment to Section 2.5 of Integrated License Agreement. Section 2.5 of the Restated License Agreement, as subsequently amended, by merging all amendments into the Integrated License is hereby amended in its entirety to read as follows:

“2.5 Improvements. Any Improvements developed during the term of this Agreement by or on behalf of a Party shall be conducted by or in concert with the employees, contractors or designees of the Licensor and would be deemed to be the inventor under U.S. patent laws, and therefore owned by the Licensor. Any Improvements relating to the Licensed Science made after the Effective Date relating to the Field by or on behalf of, or that benefits the Licensor or Licensee, shall be conducted by or in concert with the inventor or their contractors on behalf of Licensor and therefore owned by the Licensor and deemed to be included in the Patent Rights and in the Licensed Science for all purposes under this Agreement. Without in any way limiting the foregoing, the Licensee shall have the same license rights, as granted by Licensor in Section 2 of this Agreement, to any such Improvements made by the Licensor, subject to the other terms and conditions of this Agreement. The Parties expressly agree that the foregoing shall apply to any trade secrets developed during the term of this Agreement, any Improvements resulting from any work performed by any inventor or their contractors in the U.S. on behalf of Licensee or Licensor.

9.Amendment to Section 7.3 of Integrated License Agreement. Section 7.3 of the Restated License Agreement, as subsequently amended, by merging all amendments into the Integrated License is hereby amended in its entirety to read as follows:

“7.3 Ownership. All patent applications and patents obtained by Licensee for the Patent Rights in the Territory will be in the name of Licensor and owned by Licensor.

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10.Amendment to Section 7.4 of Integrated License Agreement. Section 7.4 of the Restated License Agreement, as subsequently amended, by merging all amendments into the Integrated License is hereby amended in its entirety to read as follows:

“7.4 Foreign Filings. In addition to the U.S., the Patent Rights shall, subject to applicable bar dates, be pursued in such foreign (i.e., non-U.S.) countries in the Territory as Licensee so determines in its sole and absolute discretion, and all such patent applications and patents obtained by Licensee in such countries will be in the name of Licensor and owned by Licensor. In addition, with respect to pending patent application in the United Kingdom and the PCT Application, Licensor shall remain responsible for the prosecution of such applications and all expenses incurred by Licensor for filing, prosecuting, defending and maintaining the Patent Rights related to the same.

11.Ratification of Agreement. Except as expressly amended by the foregoing, the terms and provisions of the Integrated License Agreement are ratified and shall remain in full force and effect.

12.Manner of Execution; Counterparts.  This January 2022 Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this January 2022 Amendment by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be deemed an original and effective for all purposes and be equally as effective as delivery of a manually executed counterpart of this January 2022 Amendment.

*** Signature Page Follows ***

January 2022 Amendment Page 6

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this January 2022 Amendment as of the Effective Date.

LICENSOR:

CELL SCIENCE HOLDING LTD.

/s/ Petros Charalambous
By: Petros Charalambous
Title: Director and Secretary

LICENSEE:

BAKHU HOLDINGS, CORP.

/s/ Evripides Drakos
By: Evripides Drakos
Title: Chief Executive Officer

/s/ Juan Carlos Garcia La Sienra Garcia
By: Juan Carlos Garcia La Sienra Garcia
Title: Chief Financial Officer

January 2022 Amendment Page 7

EXHIBIT 1

ONE-TIME PAYMENT NOTE

PROMISSORY NOTE

US$3,500,000	Long Beach, California	January 31, 2022

FOR VALUE RECEIVED, the undersigned, BAKHU HOLDINGS, CORP., a Nevada corporation with its principal executive offices at One World Trade Center, Suite 130, Long Beach, CA 908318 (“Maker”), promises to pay to CELL SCIENCE HOLDING LTD., a limited liability company organized under the laws of the Republic of Cyprus, with its principal executive offices at Panteli Katelari 18A, Agios Ioannis, Limassol, G4 3012, Cyprus (“Payee”), in lawful money of the United States of America for payment of private debts, the principal amount of three million five hundred thousand dollars ($3,500,000), together with simple interest therein (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance outstanding from time to time at the applicable federal short-term rate of 0.44% under IRC Section 1274(d), from the date of execution.

1.Payment Terms. All unpaid principal and accrued and unpaid interest will be due and payable on or before January 31, 2023 (the “Maturity Date”).

2.Method of Payment; Prepayments; and Priority of Payments.

2.1Payments.  All payments (including any prepayments) to be made by the Maker shall be made without set-off, counterclaim, deduction or withholding and shall be made to the Payee at such location or to such account as the Payee may specify to the Maker, on or prior to 12:00 noon, California time, on the due date thereof, in U.S. Dollars and in immediately available funds.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. For the purposed of this Note, “Business Day” means any day that is not a Saturday, a Sunday or a holiday on which commercial banks in Long Beach, California are authorized or required by law to close.

2.2Optional Prepayment.  Maker reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note will be applied first to accrued and unpaid interest to the date of the prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note (if any), and then to the unpaid principal balance hereof.

3.Interest Adjustment. If payment of the entire amount due under this Note is not paid on or before the Maturity Date, any past-due amounts and accrued interest thereon will bear interest at nine percent (9%) per annum until paid.

4.Default.

4.1Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note will immediately become due and payable at the option of the holder hereof upon the occurrence of one or more of the following events of default (“Events of Default”):

(a)the failure or refusal of Maker to pay principal of or interest on this Note within 10 days of when the same becomes due in accordance with the terms hereof;

Bakhu – Cell Science One-Time Payment NotePage 1

(b)the failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of 30 days after Maker has (or, with the exercise of reasonable investigation, should have) notice thereof;

(c)Maker: (i) becomes insolvent; (ii) fails to pay its debts generally as they become due; (iii) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law (defined hereinafter); or (iv) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event the proceeding is involuntary, the petition instituting the same is dismissed within 60 days of its filing). “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally. “Rights” means rights, remedies, powers, and privileges. “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal. “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing;

(d)the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Maker, or the loss, theft, or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance; and

(e)Maker fails to pay any money judgment against it at least 10 days prior to the date on which any of Maker’s assets may be lawfully sold to satisfy such judgment.

4.2If any one or more of the Events of Default specified above occur, the holder of this Note may, at its option: (a) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand; (b) offset against this Note any sum or sums owed by the holder hereof to Maker; (c) reduce any claim to judgment; (d) foreclose all liens and security interests securing payment hereof or any part hereof; and (e) proceed to protect and enforce its rights either by suit in equity or by action of law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

5.Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto will operate as a waiver thereof. Enforcement by the holder of this Note of any security for the payment hereof will not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

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6.Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney’s fees of the Payee.

7.Waiver. Maker waives presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default, except as specified herein, and agree that their liability on this Note will not be affected by any renewal or extension in the time of payment hereof, or in any indulgence, partial payment, release, or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, partial payments, releases, or changes.

8.Notices. Any notice or demand given hereunder by the holder hereof will be deemed to have been given and received: (a) when actually received by Maker, if delivered in person; or (b) when received by the Maker if sent by a nationally recognized overnight courier (with confirmation of delivery), with all charges prepaid, sent to Maker at its address on the first page of this Note.

9.Successor and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker will bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

10.Headings. The headings of the paragraphs of this Note are inserted for convenience only and will not be deemed to constitute a part hereof.

11.Governing Law; Venue. This Note is being executed and delivered, and is intended to be performed, in the State of California, and the substantive laws of such California, excluding conflicts of laws provisions, will govern the validity, construction, enforcement, and interpretation of this Note except insofar as federal laws have application. Any action or proceeding to enforce this Note will be instituted in the applicable state of federal courts in Los Angeles County, California, where venue will also lie.

12.Waiver of Jury Trial. To the extent permitted by applicable law, Make and Payee hereby voluntarily and irrevocably waive trial by jury in any action or proceeding brought in connection with this Note, any of the related agreements and documents, or any of the transactions described herein or therein.

13.Authority.  Maker, and each person executing this Note on Maker’s behalf, hereby represents and warrants to Payee that, by its execution below, Maker has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Maker.  Payee, and each person executing an accepting this Note on Payee’s, hereby represents and warrants to Maker that, by its execution below, Payee has the full power, authority and legal right to execute, acknowledge and accept the terms and delivery of this Note.

14.Manner of Execution; Counterparts.  Maker and Payee agree and acknowledge that the execution of this Note via DocuSign or other electronic manner, and the transmission and delivery of signature page to this Note by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be deemed an original and effective for all purposes.

*** Signature Page Follows ***

Bakhu – Cell Science One-Time Payment NotePage 3

IN WITNESS WHEREOF, the Maker has caused a duly authorized officers of the Maker, solely in such officer’s capacity as such, to duly execute this Note on behalf of the Maker as of the date hereof.

MAKER

BAKHU HOLDINGS CORP.

/s/ Evripides Drakos
By: Evripides Drakos
Title: Chief Executive Officer

/s/ Juan Carlos Garcia La Sienra Garcia
By: Juan Carlos Garcia La Sienra Garcia
Title: Chief Financial Officer

ACKNOWLEDGED, AGREED TO AND ACCEPTED BY:

PAYEE

CELL SCIENCE HOLDING LTD.

/s/ Petros Charalambous
By: Petros Charalambous
Title: Director and Secretary

Bakhu – Cell Science One-Time Payment NotePage 4

EXHIBIT 2

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

AND RELEASE OF ASSIGNOR

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

AND RELEASE OF ASSIGNORS

This Landlord Consent to Assignment and Assumption of Lease and Release of Assignors (the “Agreement”) is entered into effective as of January 31, 2022 (the “Effective Date”) by and among VO Leasing Corp., a California corporation ("Landlord"), the OZ Corporation, a California corporation, and its affiliate, Cell Science Holding Ltd., a corporation organized under the laws of the Republic of Cyprus (“Cell Science”) and the OZ Corporation, a California corporation (“OZ Corp”) (individually an ‘Assignor” and collectively the "Assignors") and Bakhu Holdings Corp., a Nevada corporation ("Assignee").

RECITALS

A.Whereas, Landlord and Assignor, are parties to that certain Research and Development Agreement dated March 8, 2019, as amended the Amendment to the Research and Development Agreement dated March 12, 2020 (collectively the “VO Leasing R&D Agreement”).  Pursuant to the VO Leasing Agreement, Assignors lease the premises located at 15614 Oxnard Avenue, Sherman Oaks, California (the “Premises”), for use as the laboratory at which research and development of the intellectual property and licensed science covered by the Integrated License Agreement between Cell Science and Assignee, to be and is conducted.

B.Whereas, Assignors desire to assign to Assignee, and Assignee desires to assume from Assignors, all of Assignors’ right, title, interest, and obligations in, to and under the VO Leasing Agreement, and Assignors and Assignee have requested Landlord's consent to the foregoing.

C.Whereas, Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignors and Assignee agree and represent as follows:

1.Assignment and Assumption.  Effective as of January ___, 2022 (the “Effective Date”), Assignors hereby assigns to Assignee all of Assignors’ rights, title, interest and obligations in, to and under the VO Leasing Agreement, including, without limitation, all interest in the Security Deposit, if any, as described in VO Leasing Agreement, previously delivered to Landlord (the “Security Deposit”).  As of the Effective Date, Assignee, for itself and its successors and assigns, hereby assumes all of Assignors’ rights, title, interest and obligations, in, to and under the VO Leasing Agreement and agrees to pay, perform, observe and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the VO Leasing Agreement, including but not limited to, the obligation to pay Landlord for all rent, adjustments of rent and other additional charges payable pursuant to the terms of the VO Leasing Agreement, which shall accrue from and after the Effective Date. (For convenience, the assignments and assumptions described above in this Section 1 are referred to herein as the “Assignment”).

Assignment and Assumption of LeasePage 1 of 3

2.Representations and Warranties.

(a)Assignors hereby represent and warrant that Assignors (i) have full power and authority to assign to Assignee their entire right, title and interest in the VO Leasing Agreement and with respect to the Security Deposit, (ii) has not previously transferred or conveyed its interest in the Premises or the VO Leasing Agreement to any person or entity, collaterally or otherwise, and (iii) has full power and authority to make the assignments described in Section 1 above and to enter into this Agreement.

(b)Assignee hereby represents, warrants and agrees that Assignee (i) has full power and authority to assume all of Assignors’ right, title and interest in, to and under the VO Leasing Agreement, including the Security Deposit, (ii) has full power and authority to enter into this Agreement, (iii) shall be responsible for any and all obligations, including the timely payment of any and all monies owed and due under the VO Leasing Agreement, and (iv) shall hold Assignors harmless from any and all obligations, debts, payments, or liabilities that may arise under the VO Leasing Agreement as of and after the Effective Date.

3.Release of Assignors.  Landlord agrees to forever release Assignors from any and all responsibilities or obligations under the VO Leasing Agreement as of and after the Effective Date, and shall thereafter look solely to the Assignee for any and all obligations, including payments, under the VO Leasing Agreement. In no event shall the Assignment or the other provisions of this Agreement be construed as granting or conferring upon the Assignee any greater rights than those contained in the VO Leasing Agreement nor shall there be any diminution of the rights and privileges of the Landlord under the VO Leasing Agreement, nor shall the VO Leasing Agreement be deemed modified in any respect.

4.Landlord's Consent.  In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the Assignment.  This Agreement shall not constitute a waiver of the obligation of the tenant under the VO Leasing Agreement to obtain the Landlord's consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the VO Leasing Agreement.

5.Notice Address.  Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the VO Leasing Agreement.  From and after the Effective Date, notices to Assignors shall be served at the address provided in the VO Leasing Agreement, and in accordance with the terms of the VO Leasing Agreement.

6.No Modifications.  None of the terms in this Agreement may be modified unless in writing and signed by all parties to this Agreement.  Nothing contained in this Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the VO Leasing Agreement.

7.Authority.  Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

8.Manner of Execution; Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be deemed an original and effective for all purposes and be equally as effective as delivery of a manually executed counterpart of this Agreement.

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Assignment and Assumption of LeasePage 2 of 3

IN WITNESS WHEREOF, Landlord, Assignors and Assignee have executed this Agreement on the day and year first above written.

LANDLORD

VO LEASING CORP.

/s/ John Zapp
By: John Zapp
Title: CEO

ASSIGNORS

CELL SCIENCE HOLDING LTD.

/s/ Petros Charalambous
By: Petros Charalambous
Title: Director and Secretary

OZ CORPORATION

/s/ John R. Munoz
By: John R. Munoz
Title: President and CEO

ASSIGNEE

BAKHU HOLDINGS, CORP.

/s/ Evripides Drakos
By: Evripides Drakos
Title: Chief Executive Officer

/s/ Juan Carlos Garcia La Sienra Garcia
By: Juan Carlos Garcia La Sienra Garcia
Title: Chief Financial Officer

Assignment and Assumption of LeasePage 3 of 3

EXHIBIT 3

LAB ASSIGNMENT

ASSIGNMENT, BILL OF SALE AND ASSUMPTION

This Assignment, Bill of Sale and Assumption (the “Assignment”) is made and entered into as of January 31, 2022 (the “Effective Date”), by and between Cell Science Holding Ltd., a limited liability company organized and existing under the laws of the Republic of Cyprus and OZ Corporation, a California corporation (individually an “Assignor” and collectively the “Assignors”) and Bakhu Holdings, Corp., a Nevada corporation (“Assignee”). This Assignment, Bill of Sale, and Assumption is executed pursuant to that Third Amendment to Integrated License Agreement dated concurrently herewith (the “January 2022 Amendment”) by and between Assignor and Assignee. All defined terms used but not otherwise defined herein shall have the respective meanings set forth in the January 2022 Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the January 2022 Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Assignment.  The Assignors hereby irrevocably and jointly and severally convey, grant, transfer, assign and deliver to Assignee, free and clear of any and all liens and encumbrances, all of the Assignors’ right, title and interest:

(b)in and to the laboratory located at 15614 Oxnard Avenue, Sherman Oaks, California (the “Facility”) at which research and development is conducted pursuant to that certain Research and Development Agreement dated March 8, 2019, as amended March 12, 2020, (the “VO Leasing R&D Agreement”) between VO Leasing Corp., a California corporation, the OZ Corporation, and Cell Science Holding Ltd, a limited liability company organized and existing under the laws of the Republic of Cyprus and OZ Corporation;

(c)under the VO Leasing R&D Agreement, including all rights and privileges thereunder; and

(d)in and to all tangible and intangible person property (excluding the intellectual property and licensed science covered by the Integrated License Agreement), including without limitation (i)  all equipment, machinery, tools, bioreactors, instruments, accessories, furniture, fixtures,  inventory, including inventories of raw materials and supplies, work in progress, parts, racks, other components, books, records, manuals, documentation, and anything relating to the foregoing, located at the Facility or elsewhere, now owned or later acquired, (ii) any and all permits and all rights and privileges thereunder, (iii) all supplier lists, vendor lists, existing rental and other contracts and tangible and intangible personal property (excluding the intellectual property and licensed science covered by the Integrated License Agreement); (iv) other asset of every nature, kind and description, to the extent primarily related directly or indirectly to, or necessary for, the operations and conduct of research and development at the Facility; and (v) any and all permits, licenses or leases to use or access any of the foregoing, the rights and benefits under contracts related to use or operation of the Facility, and related intangibles, to have and to hold unto Assignee, its successors and assigns forever, with the right, power, and authority to sue for and defend the same, in the name, place, and stead or Assignors or otherwise.

2.Assumption. Assignee does hereby assume each and every term, covenant, obligation and condition of any kind or nature required to be kept, observed, performed, paid or otherwise satisfied by Assignors that arises or accrues from and after the date of this Assignment, under the agreements and rights purportedly conveyed as set forth in Section 1 above, including the full and timely payment of any and all amounts due thereunder.

Assignment, Bill of Sale and AssumptionPage 1 of 4

3.Indemnification. Assignee, its successors and assigns, agrees to and shall indemnify Assignors against any and all payments, actions, claims, and demands whatsoever, including the legal and other costs of investigating or defending the same, arising out of or by reason of any act, failure to act, misrepresentation or omission of Assignee respecting the obligations hereby assumed by it.  Assignors will notify Assignee of any such liability, asserted liability or claim thereto with reasonable promptness, and Assignors or their legal representatives shall have, at their election, the right to compromise or defend any such matter involving asserted liability of Assignors through counsel of their own choosing, at Assignors’ expense.  Such notice and opportunity to compromise or defend, if applicable, shall be a condition precedent to any liability of Assignors under this indemnity.  If Assignors undertake to compromise or defend any such liability, it shall notify Assignee, in writing, promptly of Assignors’ intention to do so, and Assignees agrees to cooperate with Assignors and its counsel in order to effectuate such compromise or defense against such liability.

4.Further Assurances.  In furtherance of the conveyance, grant, transfer, assignment and delivery pursuant to Section 1 hereto, the Assignors agree to execute and deliver to Assignee any and all additional documents as Assignee or any third party may deem reasonably necessary or desirable to effectuate the conveyance,  grant, transfer, assignment, prosecution, and maintenance of the assigned assets described in Section 1, including any power of attorney allowing Assignee to  facilitate or maintain such assigned assets described in Section 1.

5.Authorization; No Breach; Valid and Binding Agreement. Assignors represents and warrants that:

(a)Assignors have full corporate power and authority to execute and deliver, and enter into, this Assignment, and have obtained the required approval from the Assignors’ stockholders, members, creditors, managers and Board of Directors, for the execution of this Assignment.  Assignors hereby warrant ownership of and good title to the foregoing described assets being conveyed, transferred, assigned and deliver pursuant to Section 1 hereto, the right to convey, transfer, assign and deliver the same to Assignee, and that there are no liens, encumbrances or charges thereon or against the same and to defend the title and possession transferred to Assignee against all lawful claims.

(b)This Assignment is a legal, valid and binding agreement of Assignors enforceable against Assignors in accordance with its terms.  The execution, delivery, and performance by the Assignors of this Assignment will not violate, conflict with, result in any breach of, or constitute a default under (i) the Assignors’ organizational documents, (ii) any agreement to which the Assignors are a party, (iii) any law or; (iv) result in the imposition of any material lien over the foregoing described assets being conveyed, transferred, assigned and deliver pursuant to Section 1.

6.Parties in Interest.  This Assignment shall bind and shall inure to the benefit of the respective Parties and their assigns, transferees and successors.

7.Governing Law; Venue. This Assignment is being executed and delivered, and is intended to be performed, in the State of California, and the substantive laws of such California, excluding conflicts of law provisions, will govern the validity, construction, enforcement, and interpretation of this Assignment except insofar as federal laws have application. Any action or proceeding to enforce this Assignment will be instituted in the applicable state of federal courts in Los Angeles County, California, where venue will also lie.

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8.Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby voluntarily and irrevocably waive trial by jury in any action or proceeding brought in connection with this Assignment, any of the related agreements and documents, or any of the transactions described herein or therein.

9.Manner of Execution; Counterparts.  This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Assignment  by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be deemed an original and effective for all purposes and be equally as effective as delivery of a manually executed counterpart of this Assignment.

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Assignment, Bill of Sale and AssumptionPage 3 of 4

IN WITNESS WHEREOF, this Assignment, Bill of Sale and Assumption has been duly executed and delivered by a duly authorized representative of each of the Parties as of the date first above written.

ASSIGNORS

CELL SCIENCE HOLDING LTD.

/s/ Petros Charalambous
By: Petros Charalambous
Title: Director and Secretary

OZ CORPORATION

/s/ John R. Munoz
By: John R. Munoz
Title: President and CEO

ASSIGNEE

BAKHU HOLDINGS, CORP.

/s/ Evripides Drakos
By: Evripides Drakos
Title: Chief Executive Officer

/s/ Juan Carlos Garcia La Sienra Garcia
By: Juan Carlos Garcia La Sienra Garcia
Title: Chief Financial Officer

Assignment, Bill of Sale and AssumptionPage 4 of 4